UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 20, 2011 (October 14, 2011)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On October 14, 2011, Steel Dynamics, Inc.’s board of directors announced that Keith E. Busse, the Company’s co-founder and its only Chief Executive Officer since its inception in 1993, has notified the board that he wishes to retire, and will retire, at year-end 2011.  Mr. Busse will remain the Company’s Chief Executive Officer until the close of business on December 31, 2011, after which he will remain both a member of the Company’s board of directors and its  Board Chairman, subject to annual election and re-appointment.  Mr. Busse has also entered into a Retirement Agreement, providing him with certain post-retirement payments and benefits, and has also entered into a three year Consulting Agreement, both of which are described elsewhere in this report.

On the same date, the board of directors announced that Mark D. Millett, the current President and Chief Operating Officer of the Company, having been appointed to that position on April 14, 2011, has been appointed to succeed Mr. Busse as President and Chief Executive Officer of the Company, effective January 1, 2012. Mr. Millett was also a co-founder of Steel Dynamics with Mr. Busse and with Richard P. Teets, Jr. in 1993, and has been a board member since that time.

At Steel Dynamics, prior to his appointment as President and COO, Millett was the Executive Vice President of metals recycling and ferrous resources. He has also acted as President and COO of OmniSource Corporation, the Company’s wholly-owned scrap metal subsidiary, since 2008.  Millett also previously held the position of President and COO of Flat Rolled Steels and Ferrous Resources, as well as numerous other leadership positions with the company.   Prior to joining Steel Dynamics, Millett was employed by Nucor Corporation for twelve  years, where he served in several key leadership positions, including critical involvement in the design, construction and operation of the melting and casting facility at the world’s first thin-slab mini mill in Crawfordsville, Indiana.  Millett received a Bachelor of Science degree in metallurgy from the University of Surrey, England.

The terms and conditions of Mr. Millett’s employment as Chief Executive Officer have not yet been finalized and will be described in a current report on Form 8-K when they are announced.

Mr. Busse’s Retirement Agreement

On October 14,2011, Keith E. Busse and the Company entered into a Retirement Agreement setting forth his and the Company’s respective rights, benefits and obligations in anticipation of and to be effective with his retirement as Chief Executive Officer of the Company at the close of business on December 31, 2011. The Retirement Agreement provides, in pertinent part, that, in recognition of Mr. Busse’s seminal role as a founder of the Company, his leadership in guiding the Company to its current preeminent position in the steelmaking world, and the ongoing value to the Company’s continued growth and development of his business experience and expertise, the Company, on or before December 31, 2011, will provide Mr. Busse with a cash payment of  $2,000,000 and will provide him with a fully vested discretionary stock  award of $2,000,000, half of which will be subject to a minimum three year holding requirement.  The Agreement also contains certain non-competition and non-disclosure obligations.

If and to the extent that any stock bonus award is payable after year-end under the Company’s 2008 Executive Incentive Compensation Plan, by virtue of the Company’s actual 2011 performance, Mr. Busse’s stock bonus award, prior to issuance, will be deemed fully vested, but two-thirds of the stock bonus will continue to be subject to the same holding periods required under the Plan.  Mr. Busse will also be entitled to retain as fully vested, notwithstanding its otherwise applicable six month vesting period, the benefit of his final automatic semi-annual stock option grant under the Company’s 2006 Equity Incentive Plan that is scheduled to be awarded on November 21, 2011. The Company will also extend Mr. Busse’s term life insurance premium payments for a period of three years and will extend Mr. Busse’s health insurance coverages through the later to occur of ninety days following either the third anniversary of his retirement date or the termination of his board Chairmanship.

The foregoing summary is qualified in its entirety by reference to the actual Retirement Agreement, a copy of which is attached hereto as Exhibit 10.50.

Mr. Busse’s Consulting Agreement

On October 14, 2011, Mr. Busse and the Company entered into a three year Consulting Agreement, effective January 1, 2012, subject to extension by mutual agreement. Under the Consulting Agreement, Mr. Busse has agreed to act as an independent contractor advisor and resource to the Company’s Chief Executive Officer, on an as needed and as requested basis, on such matters as steel industry and general industrial and economic conditions, strategic planning, new and existing business initiatives, industry relations, markets, resources and technology matters. For his services as a Consultant, Mr. Busse will receive a first year retainer of $400,000 and retainers of $300,000 for each of the second and third years.

The foregoing summary is qualified in its entirety by reference to the actual Consulting Agreement, a copy of which is attached hereto as Exhibit 10.51.

Mr. Busse’s Director Agreement

On October 14, 2011, Mr. Busse and the Company entered into a Director Agreement, effective January 1, 2012, setting forth the terms under which Mr. Busse will continue to serve as a director of the Company, subject to annual nomination and election by stockholders, and as the Chairman of the Company’s Board, subject to annual appointment by the Board. As a non-employee member of the Board, Mr. Busse will be entitled to receive the same director fees, in cash and in deferred stock units, as those to which the other non-employee members are entitled, as established from time to time by the Compensation Committee, and will also receive an additional annual stipend of $100,000 as  Board Chairman. Inasmuch as Mr. Busse will not be deemed to be “independent,” as that term is defined under applicable SEC and Nasdaq rules, he will continue to interface with the Company’s Lead Independent Director.

A copy of the Director Agreement is attached hereto as Exhibit 10.52.

Item 8.01.  Other Events.

On October 14, 2011, the Company issued a Press Release entitled “Steel Dynamics Announces Mark D. Millett’s Promotion to President and Chief Executive Officer, Effective January 1, 2012.” A copy of that Press Release is furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d ) Exhibits.

The following exhibit is furnished with this report:

Exhibit Number	Description

10.50	Retirement Agreement
10.51	Consulting Agreement
10.52	Director Agreement
99.1	A press release dated October 14, 2011, titled “Steel Dynamics Inc. Announces Mark D. Millett’s Promotion to President and Chief Executive Officer, Effective January 1, 2012.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: October 20, 2011	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer